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                                                                     Exhibit 4.1


                          JAMES HARDIE INDUSTRIES N. V.

                           2001 EQUITY INCENTIVE PLAN

                              AMENDED AND RESTATED
                               (NOVEMBER 11, 2003)


                                    ARTICLE I
                                 PURPOSE OF PLAN

        The Company adopted this Plan to promote the interests of the Company and its stockholders by using investment interests in the Company to attract, retain and motivate its and its Affiliated Entities' employees and management. Capitalized terms not otherwise defined herein have the meanings ascribed to them in Article VII.

                                   ARTICLE II
                         EFFECTIVE DATE AND TERM OF PLAN

        2.1 TERM OF PLAN. This Plan became effective as of the Effective Date and will continue in effect until the Expiration Date, at which time this Plan will automatically terminate.

        2.2 EFFECT ON AWARDS. Awards may be granted only during the Plan Term, but each Award granted during the Plan Term will remain in effect after the Expiration Date until such Award has been exercised or terminated or expires in accordance with its terms and the terms of this Plan.

                                   ARTICLE III
                             SHARES SUBJECT TO PLAN

        3.1 BOARD AUTHORIZATION.

               (a) On September 26, 2001, the Joint Board resolved to: (i) authorize and approve the adoption of the Plan; (ii) establish the Committee to administer the Plan, including granting Awards covering Plan Shares under the Plan to Eligible Persons, (iii) appoint Alan McGregor, Martin Koffel and Meredith Hellicar as initial members of the Committee, and (iv) reserve 45,077,100 shares of Common Stock for issuance upon exercise of Awards, effective immediately following the submission of the declaration referred to in article 52.3 of the Company's articles of association with the chamber of commerce and industries for Amsterdam (the "Plan Shares").

               (b) On August 9, 2002, the authority to issue shares in the Company and to grant rights to subscribe for shares (including pursuant to the Plan) was transferred from the Joint Board to the Supervisory Board.



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               (c) On November 11, 2003, the Board resolved to appoint the
Remuneration Committee of the Board to be the Administrator of the Plan and to amend and restate this Plan to (i) provide for the reduction of the exercise price of Stock Options and other Awards granted under this Plan in the event of a capital return by the Company, and (ii) clarify the intent and terms of this Plan. As a result of the discretion granted to the Administrator in this Plan and the benefits and consideration provided to Recipients, this Amendment did not require the written consent of Recipients. This amended and restated Plan shall govern the terms of all Awards granted on or after Effective Date.

        3.2 NUMBER OF SHARES. The maximum number of shares of Common Stock that may be issued pursuant to Awards granted under this Plan is 45,077,100, subject to adjustment as set forth in Section 3.5; provided, however, that the maximum number of shares of Common Stock that may be offered in Australia (whether such offer is made under an option or otherwise) is equal to the maximum number of shares that may be offered (whether such offer is made under an option or otherwise) in accordance with applicable Australian law without the need to issue an Australian prospectus, subject to adjustment as set forth in Section 3.5.

        3.3 SOURCE OF SHARES. The Common Stock to be issued under this Plan will be made available, at the discretion of the Administrator, either from authorized but unissued shares of Common Stock, or from previously issued shares of Common Stock reacquired by the Company in accordance with Dutch law and the Company's articles of association.

        3.4 AVAILABILITY OF UNUSED SHARES. Shares of Common Stock subject to unexercised portions of any Award that expire, terminate or are canceled, and shares of Common Stock issued pursuant to an Award that are reacquired by the Company pursuant to the terms of the Award under which such shares were issued, shall, upon such expiration, termination, cancellation or reacquisition, become available for the grant of further Awards under this Plan as part of the shares available under Section 3.2. In addition, shares of Common Stock subject to an Award that are delivered to or retained by the Company upon exercise to cover cashless exercise or tax withholding, and any shares of Common Stock underlying an Award that are not issued because the Award is settled in cash, shall be available for grant of further Awards under this Plan as part of the shares available under Section 3.2.

        3.5 ADJUSTMENT PROVISIONS.

               (a) Adjustments. If the Company consummates any Reorganization in which holders of shares of Common Stock are entitled to receive in respect of such shares any additional shares or new or different shares or securities, cash or other consideration (including, without limitation, a different number of shares of Common Stock), or if the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities through merger, consolidation, sale or exchange of assets of the Company, reorganization, re-capitalization, reclassification, combination, stock dividend, stock split, reverse stock split, spin-off, return of capital, or similar transaction, then, subject to Section 5.15, an appropriate and proportionate adjustment shall be made by the Administrator in: (1) the maximum number and kind of shares subject to this Plan as provided in Section 3.2; (2) the number and kind of shares or other securities subject to then outstanding Awards; and/or (3) the



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price for each share or other unit of any other securities subject to, or measurement criteria applicable to, then outstanding Awards.

               (b) No Fractional Interests. No fractional interests will be issued under the Plan resulting from any adjustments.

               (c) Adjustments Related to Company Stock. To the extent any adjustments relate to stock or securities of the Company, such adjustments will be made by the Administrator, whose determination in that respect will be final, binding and conclusive.

               (d) Right to Make Adjustment. The grant of an Award will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

        3.6 RESERVATION OF SHARES. The Company will at all times reserve and keep available for issuance shares of Common Stock equaling at least the total number of shares of Common Stock issuable pursuant to all outstanding Awards with due observance of Section 3.2.

                                   ARTICLE IV
                             ADMINISTRATION OF PLAN

        4.1 ADMINISTRATOR.

               (a) Plan Administration. This Plan shall be administered by the Board and may also be administered by a Committee of the Board appointed pursuant to Section 4.1(b).

               (b) Administration by Committee. The Board in its sole discretion may from time to time appoint a Committee of not less than two (2) Board members with authority to administer this Plan in whole or part and, subject to applicable law, to exercise any or all of the powers, authority and discretion of the Board under this Plan. The Board may from time to time increase or decrease (but not below two (2)) the number of members of the Committee, remove from membership on the Committee all or any portion of its members, and/or appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise. The Board may disband the Committee at any time.

        4.2 AUTHORITY OF ADMINISTRATOR.

               (a) Authority to Interpret Plan. Subject to the express provisions of this Plan, the Administrator shall have the power to implement, interpret and construe this Plan and any Awards and Award Documents or other documents defining the rights and obligations of the Company and Recipients hereunder and thereunder, to determine all questions arising hereunder and thereunder, and to adopt and amend such rules and regulations for the administration hereof and thereof as it may deem desirable. The interpretation and construction by the Administrator of any provisions of this Plan or of any Award or Award Document, and any action taken by, or inaction of, the Administrator relating to this Plan or any Award or Award Document, shall be within the discretion of the Administrator and shall be conclusive and binding upon all persons.



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Subject only to compliance with the express provisions hereof, the Administrator may act in its discretion in matters related to this Plan and any and all Awards and Award Documents.

               (b) Authority to Grant Awards. Subject to the express provisions of this Plan, the Administrator may from time to time in its discretion select the Eligible Persons to whom, and the time or times at which, Awards will be granted or sold, the nature of each Award, the number of shares of Common Stock or the number of rights that make up or underlie each Award, the exercise price and period (if applicable) for the exercise of each Award, and such other terms and conditions applicable to each individual Award as the Administrator may determine. Any and all terms and conditions of Awards may be established by the Administrator without regard to existing Awards or other grants and without incurring any obligation of the Company in respect of subsequent Awards. The Administrator may grant or sell, at any time, new Awards to an Eligible Person who has previously received Awards or other grants (including other stock options) regardless of the status of such other Awards or grants. The Administrator may grant Awards singly or in combination or in tandem with other Awards as it determines in its discretion.

               (c) Procedures. Subject to the Company's constitution or any Board resolution conferring authority on the Committee, any action of the Administrator with respect to the administration of this Plan must be taken pursuant to a majority vote of the authorized number of members of the Administrator or by the unanimous written consent of its members; provided, however, that (i) if the Administrator is the Committee and consists of two (2) members, then actions of the Administrator must be unanimous, and (ii) actions taken by the Board will be valid if approved in accordance with Dutch law.

        4.3 NO LIABILITY. No member of the Board or the Committee or any designee thereof will be liable for any action or inaction with respect to this Plan or any Award or any transaction arising under this Plan or any Award except in circumstances constituting bad faith of such member.

        4.4 AMENDMENTS.

               (a) Plan Amendments. The Administrator may at any time and from time to time in its discretion, insofar as permitted by applicable law, rule or regulation and subject to Section 4.4(c), suspend or discontinue this Plan or revise or amend it in any respect whatsoever, and this Plan as so revised or amended will govern all Awards, including those granted before such revision or amendment. Without limiting the generality of the foregoing, the Administrator is authorized to amend this Plan to comply with or take advantage of amendments to applicable laws, rules, or regulations of any exchange or market system upon which the shares of Common Stock are listed or traded, or any rules or regulations promulgated thereunder. No stockholder approval of any amendment or revision will be required unless such approval is required by applicable law, rule or regulation.

               (b) Award Amendments. The Administrator may at any time and from time to time in its discretion, subject to Section 4.4(c) and compliance with applicable statutory or administrative requirements, accelerate or extend the vesting or exercise period of any Award as



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a whole or in part, and make such other modifications in the terms and conditions of an Award as it deems advisable.

               (c) Limitation. Except as otherwise provided in this Plan or in the applicable Award Document, no amendment, revision, suspension or termination of this Plan or an outstanding Award that would alter, impair or diminish in any material respect any rights or obligations under any Award theretofore granted under this Plan may be effected without the written consent of the Recipient to whom such Award was granted, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any Change in Control that such amendment or revision either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of any accounting standard, or is not reasonably likely to diminish the Recipient's benefits thereunder or that any diminution has been adequately compensated for.

        4.5 OTHER COMPENSATION PLANS. The adoption of this Plan will not affect any other stock option, incentive or other compensation plans in effect from time to time for the Company or any Affiliated Entity, and this Plan will not preclude the Company or any Affiliated Entity from establishing any other forms of incentive or other compensation for their employees or their directors, whether or not approved by stockholders.

        4.6 PLAN BINDING ON SUCCESSORS. This Plan will be binding upon the successors and assigns of the Company.

        4.7 REFERENCES TO SUCCESSOR STATUTES, REGULATIONS AND RULES. Any reference in this Plan to a particular statute, regulation or rule will also refer to any successor provision of such statute, regulation or rule.

        4.8 INVALID PROVISIONS. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability is not to be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions are to be given full force and effect to the same extent as though the invalid and unenforceable provision were not contained herein.

        4.9 GOVERNING LAW. This Plan will be governed by and interpreted in accordance with the laws of The Netherlands, without giving effect to the principles of the conflicts of laws thereof.

        4.10 INTERPRETATION. Headings herein are for convenience of reference only, do not constitute a part of this Plan, and will not affect the meaning or interpretation of this Plan. References herein to Sections or Articles are references to the referenced Section or Article hereof, unless otherwise specified. For purposes of the Plan, references to the "grant" or "granting" of Awards shall mean the allocation by the Administrator of Awards covering Plan Shares.



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                                    ARTICLE V
                            GENERAL AWARD PROVISIONS

        5.1 PARTICIPATION IN PLAN.

               (a) Eligibility to Receive Awards. A person is eligible to receive grants of Awards if, at the time of the grant of the Award, such person is an Eligible Person. Status as an Eligible Person shall not be construed as a commitment that any Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally.

               (b) Awards to Foreign Nationals. Notwithstanding anything to the contrary herein, the Administrator may, in order to fulfill the purposes of this Plan, modify grants of Awards to Recipients who are foreign nationals or employed outside of Australia to recognize differences in applicable law, tax policy or local custom.

        5.2 AWARD DOCUMENTS.

               (a) Generally. Subject to Section 5.2(b), the grant of each Award must be reflected in an agreement duly executed on behalf of the Company and by the Recipient or, in the Administrator's discretion, a confirming memorandum issued by the Company to the Recipient, setting forth such terms and conditions applicable to the Award as the Administrator may in its discretion determine. Awards shall not be deemed made or binding upon the Company, and Recipients shall have no rights thereto, until such an agreement is entered into between the Company and the Recipient or such a memorandum is delivered by the Company to the Recipient, but an Award may have an effective date prior to the date of such an agreement or memorandum. Award Documents may be (but need not be) identical and must comply with and be subject to the terms and conditions of this Plan, a copy of which will be provided to each Recipient and incorporated by reference into each Award Document. Any Award Document may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administrator. In case of any conflict between this Plan and any Award Document, this Plan shall control.

               (b) Australian Nationals. In addition to the document referred to in Section 5.2(a), the Company shall comply with any requirements under Australian law and provide such documents as are necessary to avoid the need for a Disclosure Document.

        5.3 PAYMENT FOR AWARDS.

               (a) Payment of Exercise Price. The exercise price or other payment for an Award is payable upon the exercise of a Stock Option or upon other purchase of shares pursuant to an Award granted hereunder by delivery of legal tender of Australia or payment of such other consideration as the Administrator may from time to time deem acceptable in any particular instance, including but not limited to delivery of legal tender of the United States; provided, however, that the Administrator may, in the exercise of its discretion, allow exercise of an Award in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise.



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

               (b) Broker-Assisted Exercises. If permitted by the Administrator and if the Company has established such a procedure, the exercise price for Awards may be paid through a special sale and remittance procedure pursuant to which the Recipient shall concurrently provide irrevocable instruction to (i) a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares of Common Stock, plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (ii) the Company to deliver the certificates for the purchased shares of Common Stock directly to such brokerage firm in order to complete the sale.

               (c) Company Assistance. The Company may assist any Recipient in the payment of the purchase price or other amounts payable in connection with the receipt or exercise of an Award, by lending such amounts to such person on such terms and at such rates of interest (if any) and upon such security (if any) as may be consistent with applicable law, including but not limited to the Dutch Consumer Credit Act, the Sarbanes-Oxley Act of 2002, and Regulation G promulgated by the Federal Reserve Board, and approved by the Administrator. In case of such a loan, the Administrator may require that the exercise be followed by a prompt sale of some or all of the underlying shares and that a portion of the sale proceeds be dedicated to full payment of the exercise price and amounts required pursuant to Section 5.10.

               (d) Cashless Exercise. If permitted in any case by the Administrator in its discretion, the exercise price for Awards may be paid by shares of Common Stock delivered in transfer to the Company by or on behalf of the person exercising the Award and duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the applicable legal statutes if required by the Administrator; or retained by the Company from the securities otherwise issuable upon exercise or surrender of vested and/or exercisable Awards or other equity awards previously granted to the Recipient and being exercised (if applicable) (in either case valued at Fair Market Value as of the exercise date); or such other consideration as the Administrator may from time to time in the exercise of its discretion deem acceptable in any particular instance.

               (e) No Precedent. Recipients will have no rights to the broker-assisted procedure described in Section 5.3(b), the assistance described in Section 5.3(c) or the exercise techniques described in Section 5.3(d), and the Company may offer or permit such assistance or techniques on an ad hoc basis to any Recipient without incurring any obligation to offer or permit such assistance or techniques on other occasions or to other Recipients.

        5.4 NO EMPLOYMENT RIGHTS. Nothing contained in this Plan (or in Award Documents or in any other documents related to this Plan or to Awards) will confer upon any Eligible Person or Recipient any right to continue in the employ of or engagement by the Company or any Affiliated Entity or constitute or form part of any contract or agreement of employment or engagement, or interfere in any way with the right of the Company or any Affiliated Entity to reduce such person's compensation or other benefits or to terminate the employment or engagement of such Eligible Person or Recipient, with or without cause. Except as expressly provided in this Plan or in any statement evidencing the grant of an Award, the



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Company has the right to deal with each Recipient in the same manner as if this
Plan and any such statement evidencing the grant of an Award did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of the employment or engagement of the Recipient. Unless otherwise set forth in a written agreement binding upon the Company or an Affiliated Entity or required by applicable law, all employees of the Company or an Affiliated Entity are "at will" employees whose employment may be terminated by the Company or the Affiliated Entity at any time for any reason or no reason, without payment or penalty of any kind. Any question(s) as to whether and when there has been a termination of a Recipient's employment or engagement, the reason (if any) for such termination, and/or the consequences thereof under the terms of this Plan or any statement evidencing the grant of an Award pursuant to this Plan will be determined by the Administrator and the Administrator's determination thereof will be final and binding.

        5.5 RESTRICTIONS UNDER APPLICABLE LAWS AND REGULATIONS.

               (a) Government and Other Approvals. All Awards will be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the securities subject to Awards granted under this Plan upon any securities exchange or inter-dealer quotation system or under any Australian or foreign law, or the consent of the members of the Company or approval of any government or regulatory body (including any stock exchange on which the Company's securities are listed), is necessary or desirable or required by law or any listing rules of any relevant stock exchange as a condition of, or in connection with, the granting of such an Award or the issuance, if any, or purchase of securities subject to an Award granted under this Plan, such Award may not be exercised as a whole or in part unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Company. During the term of this Plan, the Company will use its reasonable efforts to seek to obtain from the appropriate governmental and regulatory agencies (including any relevant stock exchange) any requisite qualifications, consents, approvals or authorizations in order to issue and sell such number of shares of its Common Stock as is sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain any such qualifications, consents, approvals or authorizations will relieve the Company of any liability in respect of the non-issuance or sale of such stock as to which such qualifications, consents, approvals or authorizations pertain.

               (b) No Registration Obligation; Recipient Representations. The Company will be under no obligation to register or qualify the issuance of Awards or underlying securities under the applicable securities laws (unless required by such laws). Unless the issuance of Awards and underlying securities have been registered under applicable securities laws, the Company shall be under no obligation to issue any Awards or underlying securities unless the Awards and underlying securities may be issued pursuant to applicable exemptions from such registration or qualification requirements. In connection with any such exempt issuance, the Administrator may require the Recipient to provide a written representation and undertaking to the Company, satisfactory in form and scope to the Company, that such Recipient is acquiring such Awards and underlying securities for such Recipient's own account as an investment and not with a view to, or for sale in connection with, the distribution of any such securities, and that such person will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under applicable law, and that if securities are



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

issued without registration, a legend to this effect (together with any other legends deemed appropriate by the Administrator) may be endorsed upon the securities so issued, and to the effect of any additional representations that are appropriate in light of applicable securities laws and rules. The Company may also order its transfer agent to stop transfers of such shares. The Administrator may also require the Recipient to provide the Company such information and other documents as the Administrator may request in order to satisfy the Administrator as to the investment sophistication and experience of the Recipient and as to any other conditions for compliance with any such exemptions from registration or qualification.

               (c) Compliance with Laws. Any offer of Awards, any announcement thereof and all offer notices, publications, advertisements and other documents, such as Award Documents, in which an offer of an Award is made or a forthcoming offer is announced, will (i) be in compliance with the applicable laws, rules and regulations of the jurisdictions in which the persons to whom the offer is directed are established, domiciled or resident and (ii) only be directed to Eligible Persons. In addition, in an Award Document, the Recipient may be required to represent that he or she is an Eligible Person. Any offer of Awards by the Company shall, or receipt, purchase or exercise of Awards or Plan Shares by a Recipient, or sale or other disposition of Plan Shares by a Recipient should comply with the Company's insider trading policy or policies and all applicable insider trading laws, rules and regulations.

        5.6 ADDITIONAL CONDITIONS. Any Award may also be subject to such other provisions (whether or not applicable to any other Award or Recipient) as the Administrator deems appropriate, including without limitation provisions for the forfeiture of or restrictions on resale, transfer or other disposition of securities of the Company acquired under this Plan, provisions giving the Company the right to repurchase securities of the Company acquired under this Plan in the event the Recipient leaves the Company for any reason or elects to effect any disposition thereof, and provisions to comply with applicable securities laws.

        5.7 NO PRIVILEGES RE STOCK OWNERSHIP OR SPECIFIC ASSETS. Except as otherwise set forth herein, a Recipient or a permitted transferee of an Award will have no rights as a shareholder with respect to any shares issuable or issued in connection with the Award until the Recipient has delivered to the Company all amounts payable and performed all obligations required to be performed in connection with exercise of the Award and the Company has issued such shares. No person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company by reason of any Award granted hereunder. Neither this Plan (or any documents related hereto) nor any action taken pursuant hereto is to be construed to create a trust of any kind or a fiduciary relationship between the Company and any person. To the extent that any person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

        5.8 NON-ASSIGNABILITY. No Award is assignable or transferable except:
(a) by will or by the laws of descent and distribution; or (b) upon dissolution of marriage pursuant to a qualified domestic relations order or similar order by a court of competent jurisdiction or, in the discretion of the Administrator and under circumstances that would not adversely affect the interests of the Company, transfers for estate planning purposes or pursuant to a nominal transfer that does not result in a change in beneficial ownership. During the lifetime of a Recipient, an

Award granted to such person will be exercisable only by the Recipient (or the Recipient's permitted transferee) or such person's guardian or legal representative.

        5.9 INFORMATION TO RECIPIENTS.

               (a) Provision of Information. The Administrator in its sole discretion may determine what, if any, financial and other information is to be provided to Recipients and when such financial and other information is to be provided after giving consideration to applicable laws, rules and regulations.

               (b) Confidentiality. The furnishing of financial and other information that is confidential to the Company is subject to the Recipient's agreement to maintain the confidentiality of such financial and other information, and not to use the information for any purpose other than evaluating the Recipient's position under this Plan. The Administrator may impose other restrictions on the access to and use of such confidential information and may require a Recipient to acknowledge the Recipient's obligations under this Section 5.9(b) (which acknowledgment is not to be a condition to the Recipient's obligations under this Section 5.9(b)).

        5.10 WITHHOLDING TAXES. Whenever the granting, vesting or exercise of any Award, or the issuance of any securities upon exercise of any Award or transfer thereof, gives rise to tax or tax withholding liabilities or obligations, the Administrator will have the right as a condition thereto to require the Recipient to remit to the Company an amount sufficient to satisfy any applicable statutory withholding tax requirements arising in connection therewith. The Administrator may, in its discretion, allow satisfaction of tax withholding requirements by accepting delivery of shares of Common Stock of the Company or by withholding a portion of the shares of Common Stock otherwise issuable in connection with an Award, in each case valued at Fair Market Value as of the date of such delivery or withholding, as the case may be, is determined.

        5.11 LEGENDS ON AWARDS AND STOCK CERTIFICATES. Each Award Document and each certificate (if any) representing securities acquired upon vesting or exercise of an Award must be endorsed with all legends, if any, required by applicable securities and other laws to be placed on the Award Document and/or the certificate (if any). The determination of which legends, if any, will be placed upon Award Documents or the certificates will be made by the Administrator in its discretion and such decision will be final and binding.

        5.12 EFFECT OF TERMINATION OF EMPLOYMENT ON AWARDS.

               (a) Alteration of Vesting and Exercise Periods. Notwithstanding anything to the contrary herein, the Administrator may in its discretion (i) designate shorter or longer periods following a Recipient's termination of employment during which Awards may vest or be exercised; provided, however, that any shorter periods determined by the Administrator will be effective only if provided for in this Plan or the instrument that evidences the grant to the Recipient of the affected Award or if such shorter period is agreed to in writing by the Recipient, and (ii) accelerate the vesting of all or any portion of any Awards by increasing the number of shares purchasable at any time.

               (b) Leave of Absence. In the case of any employee on an approved leave of absence, the Administrator may make such provision respecting continuance of Awards granted to such employee as the Administrator in its discretion deems appropriate, except that in no event will an Award be exercisable after the date such Award would expire in accordance with its terms had the Recipient remained continuously employed.

               (c) General Cessation. Except as otherwise set forth in this Plan or an Award Document or as determined by the Administrator in its discretion, all Awards granted to a Recipient, and all of such Recipient's rights thereunder, will terminate upon termination for any reason of such Recipient's employment with the Company or any Affiliated Entity.

        5.13 RESTRICTIONS ON COMMON STOCK AND OTHER SECURITIES. Common Stock or other securities of the Company issued or issuable in connection with any Award will be subject to all of the restrictions imposed under this Plan upon Common Stock issuable or issued upon exercise of Stock Options, except as otherwise determined by the Administrator.

        5.14 CANCELLATION AND RESCISSION OF AWARDS. Unless an Award Document or other separate written agreement binding upon the Company provides otherwise, the Administrator may cancel any unexpired, unpaid or deferred Award (whether or not vested) at any time if the Recipient thereof fails at any time to comply with all applicable provisions of the Award Document or this Plan.

        5.15 EFFECT OF CHANGE IN CONTROL. Unless otherwise set forth in an Award Document or in this Section 5.15, as of the effective time and date of any Change in Control, this Plan and any then outstanding Awards (whether or not vested) will automatically terminate unless: (a) provision is made in writing in connection with such transaction for the continuance of this Plan and for the assumption of such Awards, or for the substitution for such Awards of new awards covering the securities of a successor entity or an affiliate thereof, on no less favorable terms and with appropriate adjustments as to the number and kind of securities and exercise prices or other measurement criteria, in which event this Plan and such outstanding Awards will continue or be replaced, as the case may be, in the manner and under the terms so provided; or (b) the Board otherwise provides in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Awards (whether or not vested), including, without limitation, (i) accelerating the vesting of outstanding Awards, and/or (ii) providing for the cancellation of Awards and their automatic conversion into the right to receive the securities, cash or other consideration that a holder of the shares underlying such Awards would have been entitled to receive upon consummation of such Change in Control had such shares been issued and outstanding immediately prior to the effective date and time of the Change in Control (net of the appropriate option exercise prices). If, pursuant to the foregoing provisions of this Section 5.15, this Plan and the Awards terminate by reason of the occurrence of a Change in Control without provision for any of the action(s) described in clause (a) or (b) hereof, then subject to Section 5.12,
Section 5.16 and Section 6.1(e), any Recipient holding outstanding Awards will have the right, at such time prior to the consummation of the Change in Control as the Board designates, to exercise or receive the full benefit of the Recipient's Awards to the full extent not theretofore exercised, including any installments which have not yet become vested.

        5.16 TERMINATION OF EMPLOYMENT IN CONNECTION WITH A CHANGE IN CONTROL.

               (a) Acceleration of Awards. Unless otherwise set forth in an Award Document, if a Change in Control occurs and provision for Awards is made as described in part (a) or (b) of Section 5.15 such that a Recipient continues to own Awards or replacement awards, but in connection with such Change in Control and without any circumstances that would justify a Just Cause Dismissal of the Recipient, the Recipient's employment with the Company or an Affiliated Entity is terminated by the Company or an Affiliated Entity as described in
Section 5.16(b), then, subject to Sections 5.12, 6.1(e), and 6.3(e) and the terms of any written employment agreement between the Company or any Affiliated Entity and the Recipient, such Recipient will have the right to exercise or receive the full benefit of the Recipient's Awards during the applicable time period provided in Sections 5.12, 6.1(e), and 6.3(e) without regard to any vesting or performance requirements or other milestones.

               (b) Employment Termination. For purposes of this Section, and subject to any separate written agreement binding upon the Company, a Recipient's employment with the Company or any Affiliated Entity will be deemed to have been terminated in connection with a Change in Control if within two years of the Change in Control: (i) the Recipient is removed from the Recipient's employment by, or resigns the Recipient's employment upon the request of, a Person exercising practical voting control over the Company following the Change in Control or a person acting upon authority or at the instruction of such Person; or (ii) the Recipient's position is eliminated as a result of a reduction in force made to reduce over-capacity or unnecessary duplication of personnel and the Recipient is not offered a replacement position with compensation substantially similar to the compensation in effect immediately before the Change in Control; or (iii) the Recipient terminates employment because he or she is forced to relocate to a work place more than 50 miles away from his or her work place before the Change in Control. Unless otherwise provided in a written agreement with the Company or any Affiliated Entity, assignment of a Recipient to different duties or reporting will not be deemed to constitute or justify termination of Recipient's employment in connection with the Change in Control.

                                   ARTICLE VI
                                     AWARDS

        6.1 STOCK OPTIONS.

               (a) Nature of Stock Options. Stock Options granted under this Plan shall be Nonstatutory Stock Options.

               (b) Option Exercise Price. The exercise price for each Stock Option will be determined by the Administrator as of the date such Stock Option is granted. The exercise price may be greater than or less than the Fair Market Value of the shares of Common Stock subject to the Stock Option as of the date of grant, provided that in no event may the exercise price per share of Common Stock be less than the nominal value, if any, per share of the Common Stock subject to the Stock Option.

               (c) Option Period and Vesting. A Stock Option shall become exercisable, as a whole or in part, on the date or dates specified by the Administrator and thereafter shall remain exercisable until the earlier of (i) the date that such Stock Option expires and becomes unexercisable pursuant to the terms of an Award Document or the terms of this Plan and (ii) the date that is ten (10) years after the date of grant.

               (d) Exercise of Stock Options. The exercise price for Stock Options will be paid as set forth in Section 5.3. No Stock Option will be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. A Stock Option will be deemed to be exercised when the individual at the Company designated as its "Stock Plan Administrator" (or other designated official of the Company) receives written notice of such exercise from the Recipient in the form of Exhibit A hereto or such other form as the Company may specify from time to time, together with payment of the exercise price in accordance with Section 5.3 and any amounts required under Section 5.10 or, with permission of the Administrator, arrangement for such payment. Notwithstanding any other provision of this Plan, the Administrator may impose, by rule and/or in Award Documents, such conditions upon the exercise of Stock Options (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements.

               (e) Termination of Employment.

                        (i) Termination for Just Cause. Subject to Section 5.12 and except as otherwise provided in the Award Document or any written agreement between the Company or an Affiliated Entity and the Recipient, which may be entered into at any time before or after termination of employment, in the event of a Just Cause Dismissal of a Recipient all of the Recipient's unexercised Stock Options, whether or not vested, will expire and become unexercisable as of the date of such Just Cause Dismissal.

                        (ii) Termination Other Than for Just Cause. Subject to
Section 5.12 and except as otherwise provided in the Award Document or any written agreement between the Company or an Affiliated Entity and the Recipient, which may be entered into at any time before or after termination of employment, if a Recipient's employment with the Company or any Affiliated Entity is terminated:

                                (A) by the Company or an Affiliated Entity on
account of a Redundancy Termination, then (1) all Stock Options that would have vested between the date of such termination and December 31st of the year in which termination occurs shall vest in full and (2) all of the Recipient's vested Stock Options shall remain exercisable until the earlier of (x) the date such Stock Options would expire in accordance with their terms and (y) 90 days after the date of termination of employment. All other unvested Stock Options shall immediately expire and become unexercisable as of the date of such termination.

                                (B) by the Company or an Affiliated Entity for
any reason other than Just Cause Dismissal, Redundancy Termination, death, Retirement or Permanent Disability, then, except as required by applicable law,
(1) all unvested Stock Options shall immediately expire and become unexercisable on the date of such termination and (2) all vested and unexercised options shall remain exercisable until the earlier of (x) the date such Stock Options would expire in accordance with their terms and (y) 90 days after the date of termination of employment.

                                (C) by the Recipient for any reason other than
death, Retirement or Permanent Disability, the Recipient's unexercised Stock Options that are not vested as of the termination date will expire and become unexercisable as of the date of termination, and the Recipient's unexercised Stock Options that are vested as of the date of termination will become unexercisable as of the earlier of: (1) the date such Stock Options would expire in accordance with their terms had the Recipient remained employed; and (2) 90 days after the date of termination of employment.

                                (D) due to death, Retirement or Permanent
Disability, the Recipient's unexercised Stock Options will vest in full and will become unexercisable as of the earlier of: (1) the date such Stock Options would expire in accordance with their terms had the Recipient remained employed; and
(2) two years after the date of death, Retirement or Permanent Disability.

        6.2 PERFORMANCE AWARDS.

               (a) Grant of Performance Award. The Administrator will determine in its discretion, subject to applicable law, the performance criteria (which need not be identical and may be established on an individual or group basis) governing Performance Awards, the terms thereof, and the form and time of payment of Performance Awards.

               (b) Payment of Award. Upon satisfaction of the conditions applicable to a Performance Award, payment will be made to the Recipient in cash, in shares of Common Stock valued at Fair Market Value as of the date payment is due, or in a combination of shares of Common Stock and cash, as the Administrator in its discretion may determine.

        6.3 RESTRICTED STOCK.

               (a) Award of Restricted Stock. The Administrator will determine the Purchase Price (if any), the terms of payment of the Purchase Price, the restrictions upon the Restricted Stock, and when such restrictions will lapse.

               (b) Requirements of Restricted Stock. All shares of Restricted Stock granted or sold pursuant to this Plan will be subject to the following conditions:

                        (i) No Transfer. The shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;

                        (ii) Certificates. The Administrator may require that the certificates representing shares of Restricted Stock (if any) granted or sold to a Recipient remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire;

                        (iii) Restrictive Legends. Each certificate (if any) representing shares of Restricted Stock granted or sold to a Recipient pursuant to this Plan will bear such legend or legends making reference to the restrictions imposed upon such shares of Restricted Stock as the Administrator in its discretion deems necessary or appropriate to enforce such restrictions; and

                        (iv) Other Restrictions. The Administrator may impose such other conditions on shares of Restricted Stock as the Administrator may deem advisable, including, without limitation, trading or other restrictions under any laws or rules of any applicable stock exchange or clearing house applicable to such securities.

               (c) Lapse of Restrictions. The restrictions imposed upon Restricted Stock will lapse in accordance with such terms or other conditions as are determined by the Administrator.

               (d) Rights of Recipient. Subject to the provisions of Section 6.3(b) and any restrictions imposed upon the shares of Restricted Stock, the Recipient will have all rights of a stockholder with respect to the shares of Restricted Stock granted or sold to such Recipient under this Plan, including, without limitation, the right to vote the shares of Restricted Stock and receive all dividends and other distributions paid or made with respect thereto.

        6.4 STOCK APPRECIATION RIGHTS.

               (a) Granting of Stock Appreciation Rights. The Administrator may at any time and from time to time approve the grant to Eligible Persons of Stock Appreciation Rights, related or unrelated to Stock Options.

               (b) Stock Appreciation Rights Related to Options.

                        (i) A Stock Appreciation Right related to a Stock Option will entitle the holder of the related Stock Option, upon exercise of the Stock Appreciation Right, to surrender such Stock Option, or any portion thereof to the extent previously vested but unexercised, with respect to the number of shares of Common Stock as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 6.4(b)(iii). Such Stock Option will, to the extent surrendered, then cease to be exercisable.

                        (ii) A Stock Appreciation Right related to a Stock Option hereunder will be exercisable at such time or times, and only to the extent that, the related Stock Option is exercisable, and will not be transferable except to the extent that such related Stock Option may be transferable (and under the same conditions), will expire no later than the expiration of the related Stock Option, and may be exercised only when the market price of the Common Stock subject to the related Stock Option exceeds the exercise price of the Stock Option.

                        (iii) Upon the exercise of a Stock Appreciation Right related to a Stock Option, the Recipient will be entitled to receive payment of an amount determined by multiplying: (A) the difference obtained by subtracting the exercise price of a share of Common Stock specified in the related Stock Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the instrument evidencing the grant of the Stock Appreciation Right), by (B) the number of shares as to which such Stock Appreciation Right is exercised.

               (c) Stock Appreciation Rights Unrelated to Options. The Administrator may grant Stock Appreciation Rights unrelated to Stock Options.
Section 6.4(b)(iii) will govern the amount payable at exercise under such Stock Appreciation Right, except that in lieu of an option exercise price the initial base amount specified in the Award shall be used.

               (d) Limits. Notwithstanding the foregoing, the Administrator, in its discretion, may place a dollar limitation in such currency as it in its discretion chooses on the maximum amount that will be payable upon the exercise of a Stock Appreciation Right.

               (e) Payments. Payment of the amount determined under the foregoing provisions may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the discretion of the Administrator, in cash (in such currency as the Administrator in its discretion chooses) or in a combination of cash and shares of Common Stock as the Administrator deems advisable. The Administrator has full discretion to determine the form in which payment of a Stock Appreciation Right will be made and to consent to or disapprove the election of a Recipient to receive cash in full or partial settlement of a Stock Appreciation Right. If the Administrator decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

        6.5 STOCK PAYMENTS. The Administrator may approve Stock Payments to any Eligible Person on such terms and conditions as the Administrator may determine. Stock Payments will replace cash compensation at the Fair Market Value of the Common Stock on the date payment is due.

        6.6 DIVIDEND EQUIVALENTS. The Administrator may grant Dividend Equivalents to any Recipient who has received a Stock Option, Stock Appreciation Right or other Award denominated in shares of Common Stock. Dividend Equivalents may be paid in cash, shares of Common Stock or other Awards; the amount of Dividend Equivalents paid other than in cash will be determined by the Administrator by application of such formula as the Administrator may deem appropriate to translate the cash value of dividends paid to the alternative form of payment of the Dividend Equivalent. Dividend Equivalents will be computed as of each dividend record date and will be payable to recipients thereof at such time as the Administrator may determine.

        6.7 STOCK BONUSES. The Administrator may issue Stock Bonuses to Eligible Persons on such terms and conditions as the Administrator may determine.

        6.8 STOCK SALES. The Administrator may sell to Eligible Persons shares of Common Stock on such terms and conditions as the Administrator may determine.

        6.9 OTHER STOCK-BASED BENEFITS. The Administrator is authorized to grant Other Stock-Based Benefits. Other Stock-Based Benefits are any arrangements granted under this Plan not otherwise described above that: (a) by their terms might involve the issuance or sale of shares of Common Stock or other securities of the Company; or (b) involve a benefit that is measured, as a whole or in part, by the value, appreciation, dividend yield or other features attributable to a specified number of shares of Common Stock or other securities of the Company.

                                   ARTICLE VII
                                   DEFINITIONS

        Capitalized terms used in this Plan and not otherwise defined have the meanings set forth below:

        "ADMINISTRATOR" means the Board as long as no Committee has been appointed and is in effect and also means the Committee to the extent that the Board has delegated authority thereto.

        "AFFILIATED ENTITY" means any entity controlled by the Company.

        "APPLICABLE DIVIDEND PERIOD" means (i) the period between the date a Dividend Equivalent is granted and the date the related Stock Option, Stock Appreciation Right, or other Award is exercised, terminates, or is converted into shares of Common Stock, or (ii) such other time as the Administrator may specify in the written instrument evidencing the grant of the Dividend Equivalent.

        "ASX" means the Australian Stock Exchange Limited, or the stock market conducted by it, as the context requires.

        "AWARD" means any Stock Option, Performance Award, Restricted Stock, Stock Appreciation Right, Stock Payment, Stock Bonus, Stock Sale, Dividend Equivalent, or Other Stock-Based Benefit granted or sold to a Recipient under this Plan.

        "AWARD DOCUMENT" means the agreement or confirming memorandum setting forth the terms and conditions of an Award.

        "BOARD" means the Supervisory Board of the Company.

        "CHANGE IN CONTROL" means the following and shall be deemed to occur if any of the following events occurs:

                (i) Any Person becomes the beneficial owner (within the meaning of applicable securities laws) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

               (ii) Individuals who, as of the Effective Date hereof, constitute the Board (the "INCUMBENT BOARD"), cease for any reason to constitute at least a majority of the Board, provided that any individual who becomes a member of the Board after the effective date hereof whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any person, entity or group (as defined above) having the power to exercise, through beneficial ownership, voting agreement and/or proxy, twenty percent (20%) or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by the Company's shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

               (iii) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets or a Reorganization of the Company with any other person, corporation or other entity, other than a

                      (A) Reorganization that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a Reorganization that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such Reorganization (or series of related transactions involving such a Reorganization), or

                      (B) Reorganization effected to implement a re-capitalization or re-incorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

               (iv) Resolution of the shareholders of the Company or a court order of the competent Dutch court to liquidate the Company or the liquidation of the Company on any other ground for liquidation pursuant to applicable law.

        "COMMITTEE" means any committee appointed by the Board to administer this Plan pursuant to Section 4.1.

        "COMMON STOCK" means the common stock of the Company, as constituted at the moment immediately following the submission of the declaration referred to in article 52.3 of the Company's articles of association with the chamber of commerce and industries for Amsterdam, and as thereafter adjusted under Section
3.5. The Administrator, in its discretion, may treat CUFS or American Depository Shares ("ADSs") evidenced by American Depository Receipts ("ADRs") as equivalent to and interchangeable with the Common Stock of the Company for the purposes of this Plan, in the case of ADRs on a proportionately adjusted basis to account for the ratio of Common Stock in relation to ADRs.

        "COMPANY" means James Hardie Industries N.V., a company incorporated under the laws of The Netherlands, with its corporate seat in Amsterdam, The Netherlands.

        "CUFS" means CHESS Units of Foreign Securities as defined in the SCH Business Rules.

        "DISCLOSURE DOCUMENT" has the same meaning as set out in the Corporations Law.

        "DIVIDEND EQUIVALENT" means a right granted by the Company under Section
6.6 to a holder of a Stock Option, Stock Appreciation Right or other Award denominated in shares of Common Stock to receive from the Company during the Applicable Dividend Period payments equivalent to the amount of dividends payable to holders of the number of shares of Common Stock underlying such Stock Option, Stock Appreciation Right, or other Award.

        "EFFECTIVE DATE" means September 26, 2001, the date that the Plan was adopted by the Board.

        "ELIGIBLE PERSON" means employees of the Company or of any Affiliated Entity, including officers of the Company or of any Affiliated Entity who are employees of the Company or any Affiliated Entity; provided, however, that any employee who is also a member of the Managing, Supervisory or Joint Boards of the Company shall not be an Eligible Person, and provided further, that if any listing rule of any stock exchange where the Company's securities are listed or the ASX requires the Company to obtain shareholder approval prior to granting an Award or issuing any securities to any employee, such an employee is not an Eligible Person unless and until any such shareholder approval has been obtained.

        "EXPIRATION DATE" means the tenth (10th) anniversary of the Effective Date.

        "FAIR MARKET VALUE" as of a particular date means either:

               (i) the market price of a share of the Common Stock determined as follows: (A) if the stock is listed on an established stock exchange or exchanges (including for this purpose, the Nasdaq National Market), the closing price of a share on that trading day on the primary exchange upon which the stock trades, as measured by volume, as published in The Australian Financial Review or other reputable newspaper circulating in the country where the Company's Common Stock is primarily listed, or if no sale price was quoted for such date, then as of the next preceding date on which such a sale price was quoted, or (B) if the stock is not then listed on an established stock exchange, the fair market value as determined by the Administrator in good faith on such basis as it deems appropriate;

               (ii) the market price of an ADS evidenced by an ADR determined as follows: (A) if the ADR is listed on an established exchange or exchanges (including for this purpose, the Nasdaq National Market), the closing price of the ADR on that trading day on the primary exchange on which the ADR trades, as measured by volume, as published in The Wall Street Journal or other reputable newspaper circulating in the country where the Company's ADRs are primarily listed, or if no sale price was quoted for such date, then as of the next preceding date on which the sale price was quoted, or (B) if the ADR is not then listed on an established stock exchange, the fair market value as determined by the Administrator in good faith on such basis as it deems appropriate; or

               (iii) the market price of a single CUFS unit determined as follows: (A) if the CUFS are listed on an established exchange or exchanges (including for this purpose, the ASX), the arithmetic mean of the highest and lowest sale prices of the CUFS or the underlying stock for that trading day on the primary exchange on which the CUFS or underlying stock trade, as measured by volume, as published in The Australian Financial Review or other reputable newspaper circulating in the country where the Company's CUFS are primarily listed, or if no sale price was quoted for such date, then as of the next preceding date on which the sale price was quoted, or (B) if the CUFS or underlying stock are not then listed on an established stock exchange, the fair market value as determined by the Administrator in good faith on such basis as it deems appropriate.

        "JUST CAUSE DISMISSAL" means a termination of a Recipient's employment for any of the following reasons: (i) the refusal of the Recipient to carry out reasonable directions provided to the Recipient by the Board, the President or Chief Executive Officer of the Company, or any other person who has the authority to so direct the Recipient; (ii) the commission of a grossly negligent act by the Recipient in the performance of his or her duties which injures the Company; (iii) the commission of theft from the Company by the Recipient; (iv) a material violation of any policy of the Company which injures the Company; (v) the conviction of the Recipient of violating a criminal law that involves the commission of a felony or other crime that involves moral turpitude; (vi) the performance of services by the Recipient for any other person or entity that, in the judgment of the Chief Executive Officer of the Company or other senior executive officer designated by the Administrator, competes with the Company or an Affiliated Entity, or is otherwise prejudicial to or in conflict with the business or interests of the Company or its Affiliated Entities, while the Recipient is employed by the Company and without the prior written approval of the Chief Executive Officer of the Company.

        "NONSTATUTORY STOCK OPTION" means a regular Stock Option that is not covered by special tax or other regulatory provisions.

        "OTHER STOCK-BASED BENEFITS" means an Award granted under Section 6.9.

        "PERFORMANCE AWARD" means an Award under Section 6.2, payable in cash, shares of Common Stock or a combination thereof, that vests and becomes payable over a period of time upon attainment of individual performance criteria or other criteria tied to the performance of the Company, any Affiliated Entity, or any part of the Company or any Affiliated Entity, established in connection with the grant of the Award, which may include satisfactory completion of a specified period of employment service.

        "PERMANENT DISABILITY" means that the Recipient becomes physically or mentally incapacitated or disabled so that the Recipient is unable to perform substantially the same services as the Recipient performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician to be binding upon the Company and the Recipient), and such incapacity or disability continues for a period of three consecutive months or six months in any 12-month period or such other period(s) as may be determined by the Administrator with respect to any Award.

        "PERSON" means any person, entity or group, within the meaning ascribed to by relevant security laws, but excluding (i) the Company and its subsidiaries, (ii) any depositary for the CUFS or ADRs, (iii) any employee stock ownership or other employee benefit plan maintained by the Company and (iv) an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof.

        "PLAN" means the 2001 Equity Incentive Plan of the Company, as amended from time to time.

        "PLAN TERM" means the period during which this Plan remains in effect (commencing the Effective Date and ending on the Expiration Date).

        "PURCHASE PRICE" means the purchase price (if any) to be paid by a Recipient for Restricted Stock as determined by the Administrator (which price shall be at least equal to the minimum price required under applicable laws and regulations for the issuance of shares of Common Stock which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met).

        "RECIPIENT" means an employee, including an officer, who has received an Award under this Plan.

        "REDUNDANCY TERMINATION" means termination of a Recipient's employment as a result of the elimination of a Recipient's position or as part of a reduction of force that is not related to the performance of the Recipient.

        "REORGANIZATION" means any merger, consolidation or other reorganization.

        "RESTRICTED STOCK" means Common Stock or CUFS issued in respect of such stock that is the subject of an Award made under Section 6.3 and that is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met, as set forth in this Plan and in any statement evidencing the grant of such Award.

        "RETIREMENT" of a Recipient means the Recipient's resignation from the Company or any Affiliated Entity after reaching age 62 and at least five years of full-time employment by the Company or any Affiliated Entity, without any circumstances that would justify a Just Cause Dismissal of the Recipient.

        "STOCK APPRECIATION RIGHT" means a right granted under Section 6.4 to receive a payment that is measured with reference to the amount by which the Fair Market Value of a specified number of shares of Common Stock appreciates from a specified date, such as the date of grant of the Stock Appreciation Right, to the date of exercise.

        "STOCK BONUS" means an issuance or delivery of unrestricted or restricted shares of Common Stock under Section 6.7 as a bonus for services rendered or for any other valid consideration under applicable law.

        "STOCK PAYMENT" means a payment in shares of Common Stock under Section
6.5 to replace all or any portion of the compensation or other payment that would otherwise become payable to the Recipient in cash.

        "STOCK OPTION" means a right to purchase shares of Common Stock granted under Section 6.1 of this Plan.